EXHIBIT 10.13

                        TERM LOAN AND SECURITY AGREEMENT

     TERM LOAN AGREEMENT dated as of April 1, 1999 between PHARMACEUTICAL FORMULATIONS INC., 460 Plainfield Avenue, Edison, New Jersey 08818, a New Jersey corporation (the "Borrower"), and ICC INDUSTRIES INC., 460 Park Avenue, New York, New York 10022, a New York corporation (the "Lender")).

                                    RECITALS

     WHEREAS, the Borrower is presently indebted to the Lender in the sum of $3,000,000 in connection with the invoices for goods sold and delivered, which invoices are identified in EXHIBIT A attached hereto; and

     WHEREAS, the Lender has agreed to convert said indebtedness into a loan to Borrower in the sum of $3,000,000, on the terms and conditions contained herein, the proceeds of said loan to be used by Borrower for working capital; and

     NOW, THEREFORE, in consideration of the foregoing and the covenants contained herein, the Borrower and the Lender agree as follows:

                                    ARTICLE I

                        AMOUNTS AND TERMS OF THE ADVANCES

     SECTION 1.1. THE LOAN. The Lender agrees, on the terms and conditions hereinafter set forth, to make an advance (the "Loan") to the Borrower on the date hereof in an aggregate amount of three million dollars ($3,000,000).

     SECTION 1.2. INTEREST AND REPAYMENT. The Borrower shall repay, and shall pay interest on, the aggregate unpaid principal amount of the Loan in accordance with a promissory note of the Borrower, in the form of EXHIBIT B hereto (the "Note"), evidencing the indebtedness resulting from such Loan and delivered to the Lender pursuant to Article 11.

     SECTION 1.3. OPTIONAL PREPAYMENTS. The Borrower may prepay the Note in whole or in part with accrued interest to the date of such prepayment on the amount prepaid.

     SECTION 1.4. CONVERSION OF INVOICES. The amounts due to Lender under the invoices identified in EXHIBIT A are no longer due and payable under the terms set forth in said invoices. Instead, said indebtedness to Lender is hereby converted to the indebtedness covered by the Loan set forth herein.

     SECTION 1.5. PAYMENTS AND COMPUTATIONS. The Borrower shall make each payment under any Loan Document (as hereinafter defined) not later than 3:00 p.m. (New York City time) on the day when due in lawful money of the United States of America to the Lender at its address referred to in Section 6.2 in same day funds. All computations of interest under the Note shall be made by the Lender on the basis of a year of 360 days, for the actual number of days elapsed (including the first day but excluding the last day).

     SECTION 1.6. PAYMENT ON NON-BUSINESS DAYS. Whenever any payment to be made hereunder or under the Note shall be stated to be due on a Saturday, Sunday or a public or bank holiday or the equivalent for banks generally under the laws of the State of New York (any other day being a "Business Day"), such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.

                                   ARTICLE II

                              CONDITIONS OF LENDING

     SECTION 2.1. CONDITIONS OF LENDING. The obligation of the Lender to make the Loan is subject to the satisfaction of the following conditions precedent:

               (A) The Lender shall have received the Note, dated as of the date hereof, in form and substance satisfactory to the Lender:

               (B) The following statements shall be true as of the date hereof and the Lender shall have received a certificate signed by a duly authorized officer of Borrower, dated the date hereof, stating that:

                    (i) The representations and warranties contained in Section
               3.1 of this Agreement are correct on and as of the date hereof;
               and

                    (ii) No event has occurred and is continuing, or would
               result from such Loan, which constitutes an Event of Default (as hereinafter defined) or would constitute an Event of Default but for the requirement that notice be given or time elapse or both;

               (C) The Lender shall have received a certified copy of the resolutions of the Board of Directors of Borrower, approving each Loan Document to which it is a party, and of all documents evidencing other necessary corporate action, if any, with respect to each such Loan Document;

               (D) The Lender shall have received such other approvals, opinions or documents as the Lender may reasonably request.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     SECTION 3.1. REPRESENTATIONS AND WARRANTIES OF THE BORROWER. The Borrower represents and warrants as follows:

               (A) The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Delaware, has the power to own its assets and to transact the business in which it is now engaged and is duly qualified as a foreign corporation in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification.

               (B) The execution, delivery and performance by the Borrower of this Agreement are within the Borrowers corporate powers, have been duly authorized by all necessary corporate action, do not contravene
          (i) the Borrower's charter or by-laws or (ii) any law or contractual restriction binding on or affecting the Borrower, and do not result in or require the creation of any lien, security interest or other charge or encumbrance (other than pursuant hereto) upon or with respect to any of its properties.

               (C) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Agreement.

               (D) This Agreement is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms.

               (E) There is no pending or threatened action or proceeding affecting the Borrower before any court, governmental agency or arbitrator, which may materially adversely affect the financial condition or operations of the Borrower.

               (F) The proceeds of the Loan will be used solely for the purpose of Borrowers working capital and will not be used to acquire any security in any transaction which is subject to Sections 13 and 14 of the Securities Exchange Act of 1934.

                                   ARTICLE IV

                            COVENANTS OF THE BORROWER

     SECTION 4.1 AFFIRMATIVE COVENANT. So long as the Note shall remain unpaid, the Borrower will, unless the Lender shall otherwise consent in writing:

               (A) COMPLIANCE WITH LAWS, ETC. Comply, and cause each of its subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith.

     SECTION 4.2. NEGATIVE COVENANT. So long as the Note shall remain unpaid, the Borrower will not, witho6t the written consent of the Lender:

               (A) LIENS, ETC. Other then those liens that presently exist, create or suffer to exist any lien, security interest or other charge or encumbrance, or any other type of preferential arrangement, upon or with respect to any of its properties or assets, whether now owned or hereafter acquired, or assign any right to receive income.

                                    ARTICLE V

                                SECURITY INTEREST

     SECTION 5.1. SECURITY INTEREST. In order to secure Borrower's loans under this agreement, the Borrower shall provide to the Lender a security interest in all of its assets in form and substance satisfactory to Lender's counsel, including the execution of UCC 1 forms appropriate for filing with the State of New Jersey and county of Middlesex.

                                   ARTICLE VI

                                EVENTS OF DEFAULT

     SECTION 6.1. EVENTS OF DEFAULT. If any of the following events ("Events of Default") shall occur and be continuing:

               (A) The Borrower shall fail to pay any installment of principal of, or interest on, the Note within one Business Day of title date when due; or

               (B) Any representation or warranty made by Borrower (or any of its respective officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

               (C) Borrower shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on their respective parts to be performed or observed; or

               (D) Borrower or any of its subsidiaries shall generally not pay their respective debts as such debts become due, or shall admit in writing their inability to pay their respective debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against Borrower or any of its subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property; or Borrower or any of its subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (E); or

               (E) Any judgment or order for the payment of money shall be rendered against Borrower or any of its subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                                   ARTICLE VII

                                  MISCELLANEOUS

     SECTION 7.1. AMENDMENT, ETC. No amendment or waiver of any provision of this Agreement or the Note, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 7.2. NOTICES, ETC. Any notice, demand, request or other communication hereunder shall be in w6ting and shall be delivered by personal service or mailed certified mail, postage prepaid, return receipt requested, to the parties at the addresses for such notices set forth below, with a copy also sent by telefax to the telefax number listed below. Such notices shall be effective upon receipt by the respective addresses thereof. The parties hereto may change their respective addresses for such notices by delivering or mailing to the other party hereto, as aforesaid, a notice of such change.

                  If to the Borrower:

                  PHARMACEUTICAL FORMULATIONS INC.
                  460 Plainfield Avenue
                  Edison, New Jersey 08818
                           Attention: President
                  Fax No.: 732-819-3330

                  If to the Lender:

                  ICC INDUSTRIES INC.
                  460 Park Avenue
                  New York, New York 10022
                           Attention: President
                  Fax No.: 212-521-1949

     SECTION 7.3. NO WAIVER: REMEDIES. No failure on the part of the Lender to exercise, and no delay in exercising, any right under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

     SECTION 7.4. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistently applied, except as otherwise stated herein.

     SECTION 7.5. COSTS, EXPENSES AND TAXES. The Borrower agrees to pay on demand all costs and expenses in connection with the preparation, execution, delivery, filing, recording and administration of the Loan Documents and the other documents to be delivered under the Loan Documents, including, without limitation, the fees and out-of-pocket expenses of counsel for the Lender, with respect thereto and with respect to advising the Lender as to its rights and responsibilities under the Loan Documents, and all costs and expenses, if any (including counsel fees and expenses), in connection with the enforcement of the Loan Documents and the other documents to be delivered under the Loan Documents. In addition, the Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of the Loan Documents and the other documents to be delivered under the Loan Documents, and agrees to save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

     SECTION 7.6. RIGHT OF SET-OFF. Upon the occurrence and during the continuance of any Event of Default the Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under any Loan Document, irrespective of whether or not the Lender shall have made any demand under such Loan Document and although such obligations may be unmatured. The Lender agrees promptly to notify the Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender under this section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Lender may have.

     SECTION 7.7. BINDING EFFECT; GOVERNING LAW: JURISDICTION.

               (A) This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender. This Agreement and the Note shall be governed by, and construed in accordance with, the laws of the State of New York.

               (B) The Borrower agrees that any legal action or proceeding with respect to this Agreement or to enforce any judgment obtained against the Borrower in connection herewith may be brought by the Lender in the courts of the State of New York or in the United States District Court for the Southern District of New York, or any other court to the jurisdiction of which the Borrower or any of the Borrower's property is or may be subject. The Borrower irrevocably submits to the jurisdiction of the courts of the State of New York or of the United States District Court for the Southern District of New York, and irrevocably waives any present or future claim that any such court is an inconvenient forum, in connection with any action or proceeding arising out of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

PHARMACEUTICAL FORMATIONS INC.              ICC INDUSTRIES INC.
(Borrower)                                  (Lender)


By: /S/ CHARLES E. LAROSA                  By: /S/ SUSAN AIBINDER
    --------------------------                ---------------------------
Name:  Charles E. LaRosa                   Name:  Susan Aibinder
Title: President & CEO                     Title: V.P. Treasurer

                                                                 EXHIBIT A

The list of PFI outstanding invoices as of 03/30/99:

      INV#              AMOUNT              DUE DATE           PRODUCT

    ICC CHEMICAL


       14414         $395,000.00          10/04/98       CIMETIDINE
       14460         $121,000.00          10/10/98       PSEUDOEPHEDRINE
       14776          $32,335.001          1/13/98       DEXTROMETHORPHAN
       14909          $21,800.001          1/30/98       DEXTROMETHORPHAN
       14916         $121,000.00          12/04198       PSEUDOEPHEDRINE
      105490          ($6,400.00)        (6.400.00)      CREDIT
       14991          $76,300.00          12/11/98       DEXTROMETHORPHAN
       15042         $121,000.00          12/18198       PSEUDOEPHEDRINE
       15077          $32,000.00          12/21/98       ASPRIN
       15222          $32,000.00          01/15/99       ASPIRIN
       15240          $32,700.00          01/08/99       DEXTROMETHORPHAN
       15465          $47,200.00          01/30/99       ASPIRIN
       15469         $121,000.00          02/02/99       PSEUDOEPHEDRINE
       15483          $32,000.00          02/06/99       ASPIRIN
       15576           $3,750.00          02/19/99       FAMOTIDINE
       15625         $123,863.60          02/28/99       PSEUDOEPHEDRINE
       15663          $32,000.00          03/09/99       ASPIRIN .
       15776          $32,700.00          03/09/99       DEXTROMETHORPHAN
      DNI03/98        $12,979.99                         INTEREST-SEPT'98
      DN113/98        $20,147.85                         INTEREST-OCT'98
      DN126/98        $19,146.43                         INTEREST-NOV'98
      DN135/98         $6,935.93                         INTEREST-DEC'98
      DN002/99         $7,174.46                         INTEREST-JAN'99
      DN010/99         $8,037.78                         INTEREST-FEB'99
      DN018/99           $802.57                         PARTIAL INTEREST-MAR'99
                         -------
          TOTAL    $1,446,473.61
                   -------------

ICC INDUSTRIES:
09/01/98              $85,065.00                         BOND
                     $250,000.00          12/31/98       LOAN DATED 12/31/98
                     $350,000.00          01/11/99       LOAN DATED 01/11/99
                     $252,688.91          02/01/99       LOAN DATED 02/11/99
                     $320,000.00          02123/99       LOAN DATED 2/23/99
                     $282,000.00          03/17199       LOAN DATED 3/17199
DN1 36/98              $2,612.80                         SEPT-DEC98 INT. ON BOND
DNO03/99               $3,670.14                         JAN-INT. ON LOAN
DNO04/99                 $640.94                         JAN-INT. ON BOND
DN011/99               $6,269.69                         FEB-INT. ON LOAN
DNO12/99                 $578.91                         FEB-INT. ON BOND

TOTAL              $1,553,526.39
                   -------------
Grand Total        $3,000,000.00
                   -------------

                                                                   EXHIBIT B

                                 PROMISSORY NOTE

$3,000,000                      New York, New York
(Three Million Dollars)         April 1, 1999

     FOR VALUE RECEIVED, the undersigned, PHARMACEUTICAL FORMULATIONS INC., 460 Plainfield Avenue, Edison, New Jersey-08818, a New Jersey corporation (the "Borrower") HEREBY PROMISES TO PAY to the order of ICC INDUSTRIES INC., 460 Park Avenue, New York, New York 10022, a New York corporation (the "Lender") the principal sum of three million dollars ($3,000,000) on the following dates in the following amounts:

DATE                                                AMOUNT TO BE REPAID
----                                                ----------------------
From present date until April 1, 2000              Interest-only payments on
                                                   the 1st of each month
May 1, 2000                                        $75,000 plus interest
June 1, 2000                                       $75,000 plus interest
July 1 , 2000                                      $75,000 plus interest
August 1, 2000                                     $75,000 plus interest
September 1, 2000                                  $75,000 plus Interest
October l, 2000                                    $75,000 plus Interest
November 1, 2000                                   $75,000 plus interest
December 1, 2000                                   $75,000 plus interest
January 1, 2001                                    $75,000 plus interest
February 1, 2001                                   $75,000 plus interest
March 1, 2001                                      $75,000 plus interest
April 1, 2001                                      $75,000 plus interest

May 1, 2001                                        $100,000 plus interest
June 1, 2001                                       $100,000 plus interest
July 1, 2001                                       $100,000 plus interest
August 1, 2001                                     $100,000 plus interest
September 1, 2001                                  $100,000 plus interest
October 1, 2001                                    $100,000 plus interest
November 1, 2001                                   $100,000 plus interest
December 1, 2001                                   $100,000 plus interest
January 1, 2002                                    $100,000 plus interest
February 1, 2002                                   $100,000 plus interest
March 1, 2002                                      $100,000 plus interest
April 1, 2002                                      $100,000 plus interest

May 1, 2002                                        $900,000 plus interest

The interest shall be on any and all principal amounts remaining unpaid hereunder from time to time outstanding from the date hereof until said principal amounts are paid in full, payable monthly in arrears commencing April 1, 2000, and thereafter during the term hereof and on the final day when said principal amounts are paid and, with respect to interest on any overdue principal amount, payable on demand, at a fluctuating interest rate per annum equal to eleven per cent (11%) per annum above the rate of interest announced publicly by Standard Chartered Bank in New York, New York, USA, from time to time as said bank's prime or base rate (the "Base Rate"). The Borrower acknowledges that the Base Rate does not necessarily reflect the lowest rate of interest charged by said bank to any class of customer or in respect of any class of loan. Each change in the fluctuating interest rate hereunder shall take effect simultaneously with the corresponding change in the Base Rate and all computations of interest shall be made on the basis of a year of 360 days, for the actual number of days elapsed.

     Both principal and interest are payable in lawful money of the United States of America to the Lender at 460 Park Avenue, New York, New York 10022, not later than 12:00 noon (New York City time) on the day when due in same day funds, or at such other address as the holder hereof may direct. Whenever any payment shall be stated to be due on a Saturday, Sunday or a public or bank holiday or the equivalent for banks generally under the laws of the State of New York (any other day being a "Business Day"), such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.

     In the event of any default in connection with any payment under the aforementioned payment schedule, all remaining unpaid amounts shall immediately become due and payable demand.

     The Loan made by the Lender to the Borrower pursuant to the Term Loan Agreement between the Borrower and the Lender of even date herewith (the "Term Loan Agreement") and all payments made on account of principal hereof shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note.

     This Note is the Note referred to in, and is entitled to the benefits of, the Term Loan Agreement. The Term Loan Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

     This Note shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed therein (without giving effect to any principles of conflicts of law).

     The Borrower unconditionally and irrevocably agrees that any legal action, suit or proceeding against it with respect to its obligations or liabilities hereunder or arising out of or in connection with this Note or the transactions contemplated hereby for recognition or enforcement of any judgment rendered in any such action, suit or proceeding may be brought in the United States Federal Court for the Southern District of New York or in the courts of the State of New York, as the holder hereof may elect.

                                  PHARMACEUTICAL FORMULATIONS INC.



                                  By:_____________________________
                                  Name:
                                  Title: